Exhibit 99.1

DFIN Reports Fourth Quarter 2020 Results

CHICAGO- February 25, 2021 – Donnelley Financial Solutions, Inc. (NYSE: DFIN), (the “Company”) today reported financial results for the fourth quarter and full year 2020.

	Fourth-quarter 2020	Full-year 2020
Net Sales	$210.3 million	$894.5 million
Net Loss (1)	($35.8) million	($25.9) million
Non-GAAP Adjusted EBITDA(2)	$34.9 million	$173.4 million
Operating Cash Flow	$101.7 million	$154.2 million
Free Cash Flow (2)(3)	$95.1 million	$123.1 million

(1) Fourth-quarter and full-year 2020 includes a $40.6 million non-cash goodwill impairment charge in the Investment Companies – Compliance and Communications Management segment.

(2) Non-GAAP Adjusted EBITDA (“Adjusted EBITDA”) and Free Cash Flow are non-GAAP measures that exclude the impact of certain items noted in the reconciliation tables below. The tables below provide reconciliations to the most comparable GAAP measures.

(3) Defined as operating cash flow less capital expenditures.

Fourth-quarter 2020 Financial Highlights:

•	Net sales of $210.3 million, up $20.0 million, or 10.5%, from the fourth quarter of 2019, driven by a strong IPO market and continued growth in software solutions
•	Record quarterly software solutions net sales of $54.2 million, up 8.0% from the fourth quarter of 2019; software solutions net sales accounted for 25.8% of total fourth-quarter 2020 net sales
•

Record quarterly operating cash flow of $101.7 million, an increase of $43.0 million, or 73.3%, from the fourth quarter of 2019; record quarterly Free Cash Flow of $95.1 million, an increase of $46.1 million, or 94.1%, from the fourth quarter of 2019

•

Non-GAAP gross leverage of 1.3x and non-GAAP net leverage of 0.9x, down 0.9x and 1.1x respectively, from December 31, 2019; total debt and non-GAAP net debt of $230.5 million and $156.9 million, respectively

Other Business Highlights:

•	The Company announced a $50 million common stock repurchase program that expires December 31, 2022, replacing its existing $25 million plan, which was set to expire on December 31, 2021.

•	The Company announced the launch of new AD, its purpose-built software product for corporate SEC filing.

“We are pleased with the excellent performance in the quarter, which included solid consolidated net sales growth of over 10% and quarterly records for both software solutions net sales and Free Cash Flow. Fourth-quarter net sales excluding Print and Distribution, grew 20% year over year, driven by strong capital markets transactional activity as well as continued client adoption of our software solutions across the portfolio,” said Daniel N. Leib, DFIN’s president and chief executive officer.

Leib continued, “We are excited about the recent launch of our new ActiveDisclosure platform (new AD), a key component in delivering on our “44 in ‘24” strategy. Born in the cloud and reimagined from the ground up, this new platform transforms financial and regulatory reporting with seamless integration, simple and fast onboarding, and an array of intelligent core tagging and filing tools. Easy to get started, intuitive to use, and backed by the unparalleled support of DFIN experts, new AD includes the collaboration tools and fast financial data linking our clients need without extra add-ons and hidden costs and represents a significant step forward for the marketplace in SEC compliance.”

“Despite the impacts of the COVID-19 pandemic on our business earlier in the year, we delivered strong 2020 financial results, demonstrating the resilience of both our team and business model. For the full year, our continued cost discipline, combined with an improving sales mix, drove 370 basis points of year-over-year Adjusted EBITDA margin improvement when compared to 2019. Strategic capital allocation enabled us to repurchase both debt and equity at attractive prices during 2020, while also reducing year-end non-GAAP net leverage to 0.9x, down 1.1x, year over year. Heading into 2021, our capital markets business continues to accelerate as the robust IPO activity we saw in the second half of 2020 continues into early 2021. In our investment companies business, we are capturing the opportunity presented by SEC rules 30e-3/498A via our ArcDigital platform, helping our clients succeed in a digital-first operating environment. We are proud of what we accomplished in 2020, as well as the continued progress we are making toward our “44 in ’24” strategic objectives,” Leib concluded.

Net Sales

Net sales in the fourth quarter of 2020 were $210.3 million, an increase of $20.0 million, or 10.5%, from the fourth quarter of 2019. Net sales increased primarily due to higher capital markets transactional and compliance activity, increased sales in both our compliance and transactional software offerings and higher mutual fund transactional volume, partially offset by lower print volume in the Company’s mutual fund compliance and commercial offerings.

Net Loss

For the fourth quarter of 2020, net loss was $35.8 million, or $1.07 loss per diluted share, as compared to net earnings of $7.0 million, or $0.20 per diluted share, in the fourth quarter of 2019. Net loss in the fourth quarter of 2020 included after-tax charges of $47.7 million (including a pre-tax $40.6 million non-cash goodwill impairment charge in the Investment Companies – Compliance and Communications Management segment), or $1.43 per diluted share, primarily related to restructuring, impairment and other charges, net and share-based compensation. Net earnings in the fourth quarter of 2019 included an after-tax unrealized and realized gain of $9.7 million, or $0.28 per diluted share, in part related to the sale of a portion of the Company’s investment in AuditBoard; an after-tax loss of $3.1 million related to the extinguishment of the term loan, or $0.09 loss per diluted share; and other items totaling $7.2 million or $0.21 loss per diluted share. Additional details regarding the amount and nature of these and other items are included in the attached schedules.

Adjusted EBITDA and Non-GAAP Net Earnings

For the fourth quarter of 2020, Adjusted EBITDA was $34.9 million, an increase of 33.7%, or $8.8 million, as compared to the fourth quarter of 2019. For the fourth quarter of 2020, Adjusted EBITDA margin was 16.6%, an improvement of approximately 290 basis points versus the fourth quarter of 2019, primarily driven by the impact of cost control initiatives, operating leverage on higher sales volume and improved sales mix, partially offset by increases in incentive compensation and employee benefits expense.

For the fourth quarter of 2020, non-GAAP net earnings were $11.9 million, or $0.36 per diluted share, compared to $7.6 million, or $0.22, per diluted share from the fourth quarter of 2019. Reconciliations of net earnings to Adjusted EBITDA, non-GAAP net earnings and Adjusted EBITDA margin, are presented in the attached schedules.

Regulatory Impacts

As previously disclosed in a Current Report on Form 8-K on July 22, 2020, the implementation of SEC Rule 30e-3 (elimination or reduction of print annual and semi-annual reports), Rule 498A (elimination or reduction of print summary prospectus) and the Company’s exiting of certain printing and distribution relationships is expected to reduce the Company’s print-related 2021 net sales by approximately $130 million to $140 million, and the associated reduction in net earnings and Adjusted EBITDA is expected to be approximately $4 million to $7 million and approximately $5 million to $10 million, respectively, in 2021. The Company reaffirms these estimates at this time.

Reconciliations of the net earnings to Adjusted EBITDA impact are presented in the attached tables.

Share Repurchase Program

Today the Company announced that its board of directors authorized the repurchase of up to $50 million of the Company's outstanding common stock from time to time in one or more transactions on the open market or in privately negotiated purchases. This stock repurchase program replaces the existing $25 million plan which was set to expire on December 31, 2021 and will be effective through December 31, 2022.

The timing and amount of any shares repurchased will be determined by the Company's management based on its evaluation of market conditions and other factors. Repurchases may also be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. The repurchase program may be suspended or discontinued at any time.

Conference Call Details

DFIN will hold a conference call and webcast on February 25, 2021 at 9:00 a.m. Eastern time to discuss financial results for the fourth-quarter and full year 2020, provide a general business update and respond to analyst questions.

A live webcast of the call will also be available on the Company’s investor relations website. Please visit investor.dfinsolutions.com at least fifteen minutes prior to the start of the event to register, download and install any necessary audio software.

If you are unable to participate live, a replay of the webcast will be available following the conference call on the Company’s investor relations website, along with the earnings press release, and related financial tables.

About DFIN

DFIN is a leading global risk and compliance solutions company. We provide domain expertise, enterprise software and data analytics for every stage of our clients’ business and investment lifecycles. Markets fluctuate, regulations evolve, technology advances, and through it all, DFIN delivers confidence with the right solutions in moments that matter.  Learn about DFIN’s end-to-end risk and compliance solutions online at DFINsolutions.com or you can also follow us on Twitter @DFINSolutions or on LinkedIn.

Investor Contact:

Justin Ritchie

Investor Relations

investors@dfinsolutions.com

Use of non-GAAP Information

This news release may contain certain non-GAAP measures, including non-GAAP gross profit, selling, general, and administrative expenses (“SG&A”), non-GAAP income from operations, non-GAAP operating margin, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP effective tax rate, non-GAAP net earnings, non-GAAP diluted earnings per share, Free Cash Flow and organic net sales. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and liquidity and enhance the overall ability to assess the Company’s financial performance. The Company uses these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business.

The Company’s non-GAAP statement of operations measures, non-GAAP gross profit, SG&A, non-GAAP SG&A as % of total net sales, non-GAAP income from operations, non-GAAP operating margin, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP effective tax rate, non-GAAP net earnings and non-GAAP diluted earnings per share, are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of our ongoing operations. These adjusted measures exclude the impact of expenses associated with the Company’s acquisition activities, COVID-19 related sales surcharges and expenses, LSC multiemployer pension plan obligations, pension settlement charges, non-income tax charges, accelerated rent expense, spin-off related expenses, non-recurring investor-related fees, share-based compensation and eliminate potential differences in results of operations between periods caused by factors such as historic cost and age of assets, financing and capital structures, taxation positions or regimes, restructuring, impairment and other charges and gain or loss on certain equity investments and asset sales.

Free Cash Flow is a non-GAAP financial measure and is defined by the Company as net cash flow provided by operating activities less capital expenditures. By adjusting for the level of capital investment in operations, the Company believes that free cash flow can provide useful additional basis for understanding the Company’s ability to generate cash after capital investment and provides a comparison to peers with differing capital intensity.

Organic net sales is a non-GAAP financial measure and is defined by the Company as reported net sales adjusted for the changes in foreign exchange rates.

These non-GAAP measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these measures are defined differently by different companies in our industry and, accordingly, such measures may not be comparable to similarly-titled measures of other companies.

Use of Forward-Looking Statements

This news release includes certain "forward-looking statements" within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of DFIN and its expectations relating to future financial condition and performance. Statements that are not historical facts, including statements about DFIN management’s beliefs and expectations, are forward-looking statements. Words such as "believes," "anticipates," "estimates," "expects," "intends," "aims," "potential," "will," "would," "could," "considered," "likely," "estimate" and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While DFIN believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond DFIN’s control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from DFIN’s current expectations depending upon a number of factors affecting the business and risks associated with the performance of the business. These factors include such risks and uncertainties detailed in DFIN periodic public filings with the SEC, including but not limited to those discussed under "Risk Factors" in DFIN's Form 10-K for the fiscal year ended December 31, 2020, those discussed under “Cautionary Statement” in DFIN’s quarterly Form 10-Q filings, and in other investor communications of DFIN’s from time to time. DFIN does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Balance Sheets

(UNAUDITED)

(in millions, except per share data)

	December 31, 2020	December 31, 2019
Assets
Cash and cash equivalents	$73.6	$17.2
Receivables, less allowances for expected losses of $10.5 in 2020 (2019 - $7.7)	173.5	161.4
Inventories	4.9	11.1
Prepaid expenses and other current assets	9.7	15.9
Assets held for sale	5.5	5.6
Total current assets	267.2	211.2
Property, plant and equipment, net	12.0	17.5
Right-of-use assets	52.5	80.7
Software, net	51.2	55.0
Goodwill	409.9	450.3
Other intangible assets, net	9.8	21.9
Deferred income taxes, net	34.0	9.0
Other noncurrent assets	29.0	41.3
Total assets	$865.6	$886.9

Liabilities
Accounts payable	$54.2	$58.5
Accrued liabilities	184.3	121.0
Total current liabilities	238.5	179.5
Long-term debt	230.5	296.0
Deferred compensation liabilities	20.8	20.0
Pension and other postretirement benefits plan liabilities	51.0	58.8
Noncurrent lease liabilities	51.0	57.9
Other noncurrent liabilities	26.0	6.1
Total liabilities	617.8	618.3

Equity
Preferred stock, $0.01 par value
Authorized: 1.0 shares; Issued: None	—	—
Common stock, $0.01 par value
Authorized: 65.0 shares;
Issued and Outstanding: 34.9 shares and 33.3 shares in 2020 (2019 - 34.5 shares and 34.2 shares)	0.3	0.3
Treasury stock, at cost: 1.6 shares in 2020 (2019 - 0.3 shares)	(16.0)	(4.2)
Additional paid-in capital	238.8	225.2
Retained earnings	105.5	131.9
Accumulated other comprehensive loss	(80.8)	(84.6)
Total equity	247.8	268.6
Total liabilities and equity	$865.6	$886.9

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Statements of Operations

(UNAUDITED)

(in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net sales
Tech-enabled services	$107.4	$84.2	$409.2	$364.7
Software solutions	54.2	50.2	200.2	189.3
Print and distribution	48.7	55.9	285.1	320.7
Total net sales	210.3	190.3	894.5	874.7
Cost of sales (1)
Tech-enabled services	43.2	41.9	176.1	183.0
Software solutions	22.1	25.0	93.9	101.8
Print and distribution	44.4	51.3	226.0	257.6
Total cost of sales	109.7	118.2	496.0	542.4
Selling, general and administrative expenses (1)	72.8	46.8	264.8	205.8
Depreciation and amortization	11.2	12.8	50.9	49.6
Restructuring, impairment and other charges, net	44.0	4.9	79.2	13.6
Other operating income, net	—	1.2	—	(15.2)
(Loss) income from operations	(27.4)	6.4	3.6	78.5
Interest expense, net	6.0	11.5	22.8	38.1
Investment and other income, net	(0.4)	(10.1)	(1.7)	(11.7)
(Loss) earnings before income taxes	(33.0)	5.0	(17.5)	52.1
Income tax expense (benefit)	2.8	(2.0)	8.4	14.5
Net (loss) earnings	$(35.8)	$7.0	$(25.9)	$37.6
Net (loss) earnings per share:
Basic	$(1.07)	$0.20	$(0.76)	$1.10
Diluted	$(1.07)	$0.20	$(0.76)	$1.10

Weighted-average number of common shares outstanding:
Basic	33.5	34.3	33.9	34.1
Diluted	33.5	34.4	33.9	34.3
Additional information:
Gross margin (1)	47.8%	37.9%	44.6%	38.0%
SG&A as a % of total net sales (1)	34.6%	24.6%	29.6%	23.5%
Operating margin	(13.0%)	3.4%	0.4%	9.0%
Effective tax rate	nm	nm	nm	27.8%

__________

(1)	Exclusive of depreciation and amortization

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of GAAP to Non-GAAP Measures

For the Three and Twelve Months Ended December 31, 2020 and 2019

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended December 31, 2020						For the Twelve Months Ended December 31, 2020
	Gross profit	SG&A	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share (1)	Gross profit	SG&A	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share (1)
GAAP basis measures	$100.6	$72.8	$(27.4)	(13.0%)	$(35.8)	$(1.07)	$398.5	$264.8	$3.6	0.4%	$(25.9)	$(0.76)
Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	44.0	20.9%	42.2	1.26	—	—	79.2	8.9%	67.9	2.00
Share-based compensation expense	—	(3.8)	3.8	1.8%	3.1	0.09	—	(13.6)	13.6	1.5%	11.1	0.33
LSC multiemployer pension plans obligation	—	(0.9)	0.9	0.4%	0.7	0.02	—	(19.0)	19.0	2.1%	13.9	0.41
Non-income tax expense	—	(2.5)	2.5	1.2%	1.8	0.05	—	(5.2)	5.2	0.6%	3.8	0.11
COVID-19 sales surcharges and related expenses	(0.4)	—	(0.4)	(0.2%)	(0.4)	(0.01)	0.8	0.3	0.5	0.1%	0.2	0.01
Accelerated rent expense	0.2	(0.1)	0.3	0.1%	0.3	0.01	1.8	(0.4)	2.2	0.2%	1.7	0.05
Gain on debt extinguishment (2)	—	—	—	—	—	—	—	—	—	—	(1.7)	(0.05)
eBrevia contingent consideration	—	—	—	—	—	—	—	0.8	(0.8)	(0.1%)	(0.8)	(0.02)
Total Non-GAAP adjustments	(0.2)	(7.3)	51.1	24.3%	47.7	1.43	2.6	(37.1)	118.9	13.3%	96.1	2.83
Non-GAAP measures	$100.4	$65.5	$23.7	11.3%	$11.9	$0.36	$401.1	$227.7	$122.5	13.7%	$70.2	$2.07

	For the Three Months Ended December 31, 2019						For the Twelve Months Ended December 31, 2019
	Gross profit	SG&A	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share (1)	Gross profit	SG&A	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share (1)
GAAP basis measures	$72.1	$46.8	$6.4	3.4%	$7.0	$0.20	$332.3	$205.8	$78.5	9.0%	$37.6	$1.10
Non-GAAP adjustments:										.
Net gain on sale of building	—	—	—	—	—	—	—	—	(19.2)	(2.2%)	(13.7)	(0.40)
Gain on equity investment	—	—	—	—	(9.7)	(0.28)	—	—	—	—	(9.7)	(0.28)
Restructuring, impairment and other charges, net	—	—	4.9	2.6%	3.3	0.10	—	—	13.6	1.6%	9.9	0.29
Share-based compensation expense	—	(1.2)	1.2	0.6%	1.3	0.04	—	(8.9)	8.9	1.0%	7.0	0.20
Loss on debt extinguishment	—	—	—	—	3.1	0.09	—	—	—	—	3.1	0.09
Loss on sale of Language Solutions business	—	—	1.2	0.6%	0.1	—	—	—	4.0	0.5%	2.2	0.06
Pension settlement charges	—	—	—	—	2.8	0.08	—	—	—	—	2.8	0.08
Investor-related expenses	—	—	—	—	—	—	—	(1.5)	1.5	0.1%	1.1	0.03
Spin-off related transaction expenses	—	0.4	(0.4)	(0.2%)	(0.3)	(0.01)	—	—	—	—	—	—
Acquisition-related expenses	—	—	—	—	—	—	—	(0.1)	0.1	—	—	—
Total Non-GAAP adjustments	—	(0.8)	6.9	3.6%	0.6	0.02	—	(10.5)	8.9	1.0%	2.7	0.08
Non-GAAP measures	$72.1	$46.0	$13.3	7.0%	$7.6	$0.22	$332.3	$195.3	$87.4	10.0%	$40.3	$1.17

__________

(1)	Net earnings per diluted share totals may not foot due to rounding.
(2)	Gain on debt extinguishment is recorded within interest expense, net in the Company’s Consolidated Statements of Operations.

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Segment GAAP to Non-GAAP Reconciliation and Supplementary Information

For the Three Months Ended December 31, 2020 and 2019

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Corporate	Consolidated
For the Three Months Ended December 31, 2020
Net sales	$36.1	$108.0	$18.1	$48.1	$—	$210.3
Income (loss) from operations	3.6	32.7	(1.4)	(46.3)	(16.0)	(27.4)
Operating margin %	10.0%	30.3%	(7.7%)	(96.3%)	nm	(13.0%)

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	—	2.3	0.4	40.8	0.5	44.0
Share-based compensation expense	—	—	—	—	3.8	3.8
LSC multiemployer pension plans obligation	—	—	—	—	0.9	0.9
Non-income tax expense	0.7	0.6	1.0	0.2	—	2.5
COVID-19 related sales surcharges and expenses, net	—	(0.6)	—	—	0.2	(0.4)
Accelerated rent expense	—	0.4	—	(0.1)	—	0.3
Total Non-GAAP adjustments	0.7	2.7	1.4	40.9	5.4	51.1

Non-GAAP income (loss) from operations	$4.3	$35.4	$—	$(5.4)	$(10.6)	$23.7
Non-GAAP operating margin %	11.9%	32.8%	—%	(11.2%)	nm	11.3%

Depreciation and amortization	3.2	2.8	3.0	2.2	—	11.2
Adjusted EBITDA	$7.5	$38.2	$3.0	$(3.2)	$(10.6)	$34.9
Adjusted EBITDA margin %	20.8%	35.4%	16.6%	(6.7%)	nm	16.6%

Capital expenditures	$3.4	$0.5	$1.9	$0.3	$0.5	$6.6

For the Three Months Ended December 31, 2019
Net sales	$32.5	$78.3	$17.7	$61.8	$—	$190.3
Income (loss) from operations	3.3	16.5	0.1	(3.2)	(10.3)	6.4
Operating margin %	10.2%	21.1%	0.6%	(5.2%)	nm	3.4%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	0.1	1.0	0.5	0.4	2.9	4.9
Share-based compensation expense	—	—	—	—	1.2	1.2
Loss on sale of Language Solutions business	—	—	—	—	1.2	1.2
Spin-off related transaction expenses	—	—	—	—	(0.4)	(0.4)
Total Non-GAAP adjustments	0.1	1.0	0.5	0.4	4.9	6.9

Non-GAAP income (loss) from operations	$3.4	$17.5	$0.6	$(2.8)	$(5.4)	$13.3
Non-GAAP operating margin %	10.5%	22.3%	3.4%	(4.5%)	nm	7.0%

Depreciation and amortization	3.3	4.0	3.2	2.2	0.1	12.8
Adjusted EBITDA	$6.7	$21.5	$3.8	$(0.6)	$(5.3)	$26.1
Adjusted EBITDA margin %	20.6%	27.5%	21.5%	(1.0%)	nm	13.7%

Capital expenditures	$4.5	$0.7	$3.9	$0.4	$0.2	$9.7

__________

nm - Not meaningful

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Segment GAAP to Non-GAAP Reconciliation and Supplementary Information

For the Twelve Months Ended December 31, 2020 and 2019

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Corporate	Consolidated
For the Twelve Months Ended December 31, 2020
Net sales	$133.2	$424.0	$67.0	$270.3	$—	$894.5
Income (loss) from operations	8.5	120.6	(1.7)	(43.1)	(80.7)	3.6
Operating margin %	6.4%	28.4%	(2.5%)	(15.9%)	nm	0.4%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	1.0	22.2	3.0	46.2	6.8	79.2
Share-based compensation expense	—	—	—	—	13.6	13.6
LSC multiemployer pension plans obligation	—	—	—	—	19.0	19.0
Non-income tax expense	3.4	0.6	1.0	0.2	—	5.2
COVID-19 related sales surcharges and expenses, net	—	(2.2)	—	2.4	0.3	0.5
eBrevia contingent consideration	—	—	—	—	(0.8)	(0.8)
Accelerated rent expense	0.5	1.2	0.1	0.3	0.1	2.2
Total Non-GAAP adjustments	4.9	21.8	4.1	49.1	39.0	118.9

Non-GAAP income (loss) from operations	$13.4	$142.4	$2.4	$6.0	$(41.7)	$122.5
Non-GAAP operating margin %	10.1%	33.6%	3.6%	2.2%	nm	13.7%

Depreciation and amortization	13.1	14.4	12.0	10.0	1.4	50.9
Adjusted EBITDA	$26.5	$156.8	$14.4	$16.0	$(40.3)	$173.4
Adjusted EBITDA margin %	19.9%	37.0%	21.5%	5.9%	nm	19.4%

Capital expenditures	$14.8	$3.4	$9.5	$2.1	$1.3	$31.1

For the Twelve Months Ended December 31, 2019
Net sales	$126.7	$389.7	$62.6	$295.7	$—	$874.7
Income (loss) from operations	9.6	86.3	(7.8)	29.4	(39.0)	78.5
Operating margin %	7.6%	22.1%	(12.5%)	9.9%	nm	9.0%

Non-GAAP Adjustments
Net gain on sale of building	—	—	—	(19.2)	—	(19.2)
Restructuring, impairment and other charges, net	1.4	6.0	0.6	1.5	4.1	13.6
Share-based compensation expense	—	—	—	—	8.9	8.9
Loss on sale of Language Solutions business	—	—	—	—	4.0	4.0
Investor-related expenses	—	—	—	—	1.5	1.5
Acquisition-related expenses	—	—	—	—	0.1	0.1
Total Non-GAAP adjustments	1.4	6.0	0.6	(17.7)	18.6	8.9

Non-GAAP income (loss) from operations	$11.0	$92.3	$(7.2)	$11.7	$(20.4)	$87.4
Non-GAAP operating margin %	8.7%	23.7%	(11.5%)	4.0%	nm	10.0%

Depreciation and amortization	12.6	15.3	12.7	8.9	0.1	49.6
Adjusted EBITDA	$23.6	$107.6	$5.5	$20.6	$(20.3)	$137.0
Adjusted EBITDA margin %	18.6%	27.6%	8.8%	7.0%	nm	15.7%

Capital expenditures	$15.2	$6.4	$15.4	$6.9	$0.9	$44.8

__________

nm - Not meaningful

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Statements of Cash Flows

(UNAUDITED)

(in millions)

	For the Twelve Months Ended December 31,
	2020	2019
Operating Activities
Net (loss) earnings	$(25.9)	$37.6
Adjustments to reconcile net (loss) earnings to net cash provided by operating activities:
Depreciation and amortization	50.9	49.6
Provision for expected losses on accounts receivable	3.8	3.2
Impairment charges	60.6	3.0
Share-based compensation	13.6	8.9
(Gain) loss on debt extinguishment	(2.3)	4.1
Deferred income taxes	(26.4)	2.5
Net pension plan (income) expense	(2.0)	1.8
Gain on equity investments	—	(13.6)
Net gain on sale of building	—	(19.2)
Net loss on disposition of Language Solutions business	—	4.0
Amortization of right-of-use assets	23.3	22.1
Other	1.1	3.1
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(14.8)	8.7
Inventories	6.2	1.0
Prepaid expenses and other current assets	2.2	2.6
Accounts payable	(4.4)	(13.6)
Income taxes payable and receivable	12.3	(13.0)
Accrued liabilities and other	79.3	(13.5)
Lease liabilities	(22.2)	(23.8)
Pension and other postretirement benefits plan contributions	(1.1)	(1.0)
Net cash provided by operating activities	154.2	54.5
Investing Activities
Capital expenditures	(31.1)	(44.8)
Proceeds from sale of building	—	30.6
Acquisition of business, net of cash acquired	—	(4.5)
Purchase of investments	(1.2)	(2.3)
Proceeds from sale of investment	12.8	12.8
Payments for dispositions of Language Solutions business	—	(4.0)
Other investing activities	(0.3)	—
Net cash used in investing activities	(19.8)	(12.2)
Financing Activities
Revolving facility borrowings	369.0	515.5
Payments on revolving facility borrowings	(369.0)	(515.5)
Payments on long-term debt	(63.8)	(72.5)
Treasury share repurchases	(11.8)	(1.8)
Debt issuance costs	—	(0.2)
Other financing activities	(1.9)	—
Net cash used in financing activities	(77.5)	(74.5)
Effect of exchange rate on cash and cash equivalents	(0.5)	2.1
Net increase (decrease) in cash and cash equivalents	56.4	(30.1)
Cash and cash equivalents at beginning of year	17.2	47.3
Cash and cash equivalents at end of period	$73.6	$17.2
Supplemental cash flow information:
Income taxes paid (net of refunds)	$21.7	$25.0
Interest paid	$24.5	$31.9
Non-cash investing activities:
Other investing activities	$0.7	$—
Conversion of note receivable to equity of investee	$(1.0)	$—

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Statements of Cash Flows

(UNAUDITED)

(in millions)

Additional Information:
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2020	2019	2020	2019
Net cash provided by operating activities	$101.7	$58.7	$154.2	$54.5
Less: capital expenditures	6.6	9.7	31.1	44.8
Free Cash Flow	$95.1	$49.0	$123.1	$9.7

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of Reported to Organic Net Sales

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Consolidated
Reported Net Sales:
For the Three Months Ended December 31, 2020	$36.1	$108.0	$18.1	$48.1	$210.3

For the Three Months Ended December 31, 2019	32.5	78.3	17.7	61.8	190.3

Net sales change	11.1%	37.9%	2.3%	(22.2%)	10.5%

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates	0.3%	0.6%	0.6%	0.0%	0.4%

Net organic sales change	10.8%	37.3%	1.7%	(22.2%)	10.1%

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Consolidated
Reported Net Sales:
For the Twelve Months Ended December 31, 2020	$133.2	$424.0	$67.0	$270.3	$894.5

For the Twelve Months Ended December 31, 2019	126.7	389.7	62.6	295.7	874.7

Net sales change	5.1%	8.8%	7.0%	(8.6%)	2.3%

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates	(0.2%)	0.0%	0.2%	0.0%	0.0%

Net organic sales change	5.3%	8.8%	6.8%	(8.6%)	2.3%

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of GAAP Net (Loss) Earnings to Adjusted EBITDA

(UNAUDITED)

(in millions)

	For the Twelve Months Ended	For the Three Months Ended
	December 31, 2020	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020

GAAP net (loss) earnings	$(25.9)	$(35.8)	$7.1	$(1.3)	$4.1
Adjustments
Restructuring, impairment and other charges, net	79.2	44.0	7.0	25.1	3.1
Share-based compensation expense	13.6	3.8	4.4	3.1	2.3
LSC multiemployer pension plans obligation	19.0	0.9	5.8	12.3	—
Non-income tax expense	5.2	2.5	2.7	—	—
COVID-19 related sales surcharges and expenses, net	0.5	(0.4)	(1.0)	1.1	0.8
Accelerated rent expense	2.2	0.3	1.3	0.6	—
eBrevia contingent consideration	(0.8)	—	(0.4)	—	(0.4)
Depreciation and amortization	50.9	11.2	12.6	14.7	12.4
Interest expense, net	22.8	6.0	5.9	6.3	4.6
Pension income and other income, net	(1.7)	(0.4)	(0.4)	(0.5)	(0.4)
Income tax expense (benefit)	8.4	2.8	2.6	(0.6)	3.6
Total Non-GAAP adjustments	199.3	70.7	40.5	62.1	26.0
Adjusted EBITDA	$173.4	$34.9	$47.6	$60.8	$30.1

Net sales	$894.5	$210.3	$209.5	$254.0	$220.7
Adjusted EBITDA margin %	19.4%	16.6%	22.7%	23.9%	13.6%

	For the Twelve Months Ended	For the Three Months Ended
	December 31, 2019	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
GAAP net earnings (loss)	$37.6	$7.0	$14.7	$17.3	$(1.4)
Adjustments
Net gain on sale of building	(19.2)	—	(19.2)	—	—
Gain on equity investment	(13.6)	(13.6)	—	—	—
Restructuring, impairment and other charges, net	13.6	4.9	2.8	3.8	2.1
Share-based compensation expense	8.9	1.2	2.6	3.6	1.5
Net loss on sale of Language Solutions business	4.0	1.2	—	2.8	—
Pension settlement charges	3.9	3.9	—	—	—
Investor-related expenses	1.5	—	—	0.5	1.0
Acquisition-related expenses	0.1	—	0.1	—	—
Spin-off related transaction expenses	—	(0.4)	—	—	0.4
Depreciation and amortization	49.6	12.8	12.7	12.0	12.1
Interest expense, net	38.1	11.5	8.6	9.1	8.9
Pension income and other income, net	(2.0)	(0.4)	(0.5)	(0.5)	(0.6)
Income tax expense (benefit)	14.5	(2.0)	9.3	7.5	(0.3)
Total Non-GAAP adjustments	99.4	19.1	16.4	38.8	25.1
Adjusted EBITDA	$137.0	$26.1	$31.1	$56.1	$23.7

Net sales	$874.7	$190.3	$195.9	$258.9	$229.6
Adjusted EBITDA margin %	15.7%	13.7%	15.9%	21.7%	10.3%

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of GAAP Net Earnings (Loss) to Non-GAAP Adjusted EBITDA

Estimated impact of regulatory changes and exit from certain print-related relationships

(UNAUDITED)

(in millions)

	For the Twelve Months Ended December 31, 2021
	Low end of Expected Range	High end of Expected Range

Estimated GAAP net earnings impact	$(3.9)	$(7.4)
Adjustments
Restructuring	0.5	0.5
Income tax benefit	(1.6)	(3.1)
Total Adjustments	(1.1)	(2.6)
Estimated Non-GAAP Adjusted EBITDA impact	$(5.0)	$(10.0)

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Debt and Liquidity Summary

(UNAUDITED)

(in millions)

Total Liquidity	December 31, 2020		December 31, 2019
Availability
Stated amount of the Revolving Facility (1)	$300.0		$300.0
Less: availability reduction from covenants	—		68.4
Amount available under the Revolving Facility	300.0		231.6

Usage
Borrowings under the Revolving Facility	—		—
Impact on availability related to outstanding letters of credit	—		—
Amount used under the Revolving Facility	—		—

Availability under the Revolving Facility	300.0		231.6

Cash	73.6		17.2

Net Available Liquidity	$373.6		$248.8

Long-term debt	230.5		296.0

Adjusted EBITDA for the twelve months ended December 31, 2020 and 2019	$173.4		$137.0

Non-GAAP Gross Leverage (defined as total debt divided by Adjusted EBITDA)	1.3	x	2.2	x

Non-GAAP Net Debt (defined as total debt less cash)	156.9		278.8

Non-GAAP Net Leverage (defined as non-GAAP Net Debt divided by Adjusted EBITDA)	0.9	x	2.0	x

__________

(1)

The Company has a $300.0 million senior secured revolving credit facility (the “Revolving Facility”). The Revolving Facility is subject to a number of covenants, including a minimum Interest Coverage Ratio and a maximum Leverage Ratio, both as defined and calculated in the credit agreement. There were no outstanding borrowings under the Revolving Facility as of December 31, 2020. Based on the Company’s results of operations for the twelve months ended December 31, 2020 and existing debt, the Company would have had the ability to utilize all of the $300.0 million Revolving Facility and not have been in violation of the terms of the agreement.